UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

June 8, 2009 (June 8, 2009)

Rite Aid Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 Hunter Lane, Camp Hill, Pennsylvania 17011

(Address of principal executive offices, including zip code)

(717) 761-2633

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01               Regulation FD Disclosure.

In connection with Rite Aid’s previously announced offering of $400 million aggregate principal amount of senior secured notes due 2016 (the “Notes”), Rite Aid prepared a description of certain risk factors relating to Rite Aid, its business and industry that are being presented to potential investors.  These risk factors are generally an update of the risk factors included in Rite Aid’s Annual Report on Form 10-K for the fiscal year ended February 28, 2009, which was filed with the Securities and Exchange Commission on April 17, 2009.  Also in connection with the offering, Rite Aid prepared a summary of certain amendments to its senior secured credit facility that it entered into on June 5, 2009.

The risk factors and summary of amendments are attached hereto as Exhibit 99.1 and incorporated by reference herein.  The information in this report shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.  The Notes and the related subsidiary guarantees have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements.

Item 9.01.              Financial Statements and Exhibits.

(c) Exhibits.

99.1         Risk Factors and Summary of Amendments

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: June 8, 2009	By:	/s/ Marc A. Strassler
	Name:	Marc A. Strassler
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Risk Factors and Summary of Amendments